UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          -----------------------------
                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 Date of Report:

                        (Date of earliest event reported)

                                  March 2, 2005

                          ----------------------------

                               CHISTE CORPORATION
               (Exact name of registrant as specified in charter)


                                     Nevada
         (State or other Jurisdiction of Incorporation or Organization)


         0-32065                                      86-0965692
(Commission File Number)                     (IRS Employer Identification No.)

                       936A Beachland Boulevard, Suite 13
                              Vero Beach, FL 32963
                         (Address of Principal Executive
                              Offices and zip code)

                                 (772) 231-7544
                             (Registrant's telephone
                          number, including area code)

                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

         Information included in this Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). This information may involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe the Company's future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology. These forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that these projections included in these forward-looking statements will come to pass. The Company's actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. Except as required by applicable laws, the Company undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

Item 8.01  Other Events

         Effective on March 2, 2005, Chiste Corporation ("Company") entered into a Letter of Intent to acquire HydroGen, LLC, an Ohio limited liability company ("HydroGen"). Under the transactions contemplated under the Letter of Intent, the Company will acquire all of the interests from HydroGen's existing members, including membership interests to be issued prior to closing in connection with a capital raise of not less than $10,000,000 ("HydroGen Members"). In the exchange, the Company will issue shares of its common stock to the HydroGen Members in such amount so that, immediately after giving effect to the acquisition, the HydroGen Members will own in the aggregate 95% of the Company's issued and outstanding shares of common stock. At the close of the transaction, it is contemplated that a new board of directors will be designated by the HydroGen Members and that such Board will include one member to be designated by Keating Reverse Merger Fund, LLC, the current principal stockholder of the Company.

         The Company's completion of the acquisition is subject to the negotiation of a definitive acquisition agreement, the execution of the acquisition agreement by the required HydroGen members, HydroGen and the Company, and the completion of the $10,000,000 capital raise. Subject to the satisfaction of the above conditions and other customary conditions, the acquisition is presently expected to close in April 2005. However, there can be no assurances that the acquisition or the capital raise will be completed.

         The Company is currently a public "shell" company with nominal assets whose sole business has been to identify, evaluate and investigate various companies with the intent that, if such investigation warrants, a reverse merger transaction be negotiated and completed pursuant to which the Company would acquire a target company with an operating business with the intent of continuing the acquired company's business as a publicly held entity.

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

         HydroGen is a developer of multi-megawatt fuel cell systems utilizing its proprietary 400 kilowatt (kW) phosphoric acid fuel cell (PAFC) technology. The technology was developed by and acquired from Westinghouse Corporation. HydroGen is positioning itself to compete in the rapidly growing distributed generation market, by offering complete fuel cell systems in the 6-30 megawatt
(MW) range at prices that management believes will be competitive with incumbent generating technologies in this size class, and significantly lower than other fuel cell technologies.

         HydroGen's technology and approach are unique because air-cooled PAFC fuel cells are used, and the individual fuel cell stacks are detached from the hydrogen source. Management believes this approach will result in significant cost savings, since air-cooled stacks are inherently simple to manufacture, and because HydroGen's fuel cell power plants can utilize either mature, large-scale hydrogen plant technology or existing hydrogen infrastructure to supply hydrogen to the fuel cell stacks.

         HydroGen's products provide close to zero-emission, net water-generating, reliable, high-quality electric power from hydrogen. These products address directly the problems associated with the current inefficient, centralized, combustion-based energy system by offering economically competitive fuel cell systems that will accelerate market entry of the "hydrogen economy."

         Target markets for HydroGen systems include the general industrial cogeneration market, grid support and distributed generation for utilities, educational and municipal institutions seeking clean power, and niche markets associated with the existing global hydrogen production infrastructure. HydroGen has done extensive market research, supported in part by the US Department of Defense, and is working in partnership with major industrial gas companies, utilities, chemicals companies, and select government facilities to identify project locations for HydroGen's early series of units.


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  March 7, 2005                       CHISTE CORPORATION
                                            (Registrant)


                                            /s/ Kevin R. Keating
                                            -----------------------------------
                                            Kevin R. Keating
                                            Secretary